Exhibit 3.27

State of North Carolina

Department of the Secretary of State

Limited Liability Company

ARTICLES OF ORGANIZATION

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.                                      The name of the limited liability company is: Family Dollar GC, LLC

2.                                      There is no limit on the duration of the limited liability company.

3.                                      The name of the initial member and manager of the limited liability company is Family Dollar, Inc., a North Carolina corporation.

4.                                      The name and address of the person executing these articles of organization are as follows:

Matthew Karres, as Organizer

Street Address:

10401 Monroe Rd.

Matthews, Mecklenburg County, North Carolina 28105

Mailing Address:

P.O. Box 1017

Charlotte, Mecklenburg County, NC 28201-1017

5.                                      The street and mailing address and county of the initial registered office of the limited liability company is:

The Prentice-Hall Corporation System, Inc.

327 Hillsborough Street

Raleigh, Wake County, North Carolina 27603

6.                                      The name of the initial registered agent is: The Prentice-Hall Corporation System, Inc.

7.                                      The principal office of the limited liability company is:

Street Address:

10401 Monroe Rd.

Matthews, Mecklenburg County, North Carolina 28105

Mailing Address:

P.O. Box 1017

Charlotte, Mecklenburg County, NC 28201-1017

8.                                      The limited liability company shall be manager-managed and, except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

9.                                      These articles will be effective upon filing.

This is the 1st day of June, 2009.

/s/ Matthew Karres
Matthew Karres, as Organizer